UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): January 10, 2011

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Boston Scientific Corporation expects to record a pre-tax gain, not included in previous guidance, of approximately $104 million ($77 million after-tax, or $0.05 per share) during the fourth quarter of 2010 associated with a settlement agreement entered into with Medinol Ltd. on December 27, 2010.

ITEM 8.01. OTHER EVENTS.

On December 27, 2010, Boston Scientific Corporation reached a settlement with Medinol Ltd. resolving the dispute between the two companies that has been the subject of an arbitration before the American Arbitration Association in New York City. Under the terms of the settlement, Medinol paid Boston Scientific approximately $104 million on December 30, 2010, and the parties have canceled and terminated certain provisions of their September 21, 2005 Settlement Agreement and mutually released each other of all claims in the arbitration.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2011	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel